                                                                    EXHIBIT 10.6

                             EMPLOYMENT AGREEMENT
                             --------------------

     This Employment Agreement (this "Agreement") is made as of May 30, 2000, between Cypress Financial Services, Inc., a Nevada corporation (the "Company"), and Manuel Occiano ("Executive").

                                   RECITALS:
                                   --------

     The execution and delivery of this Agreement by the Company and Executive are conditions to the purchase 15,000,000 shares of the common stock of the Company by FBR Financial Fund II, L.P., a Delaware limited partnership pursuant to a purchase agreement of even date.

     NOW, THEREFORE, the parties hereto agree as follows:

     1.   Employment.  The Company shall employ Executive, and Executive hereby
          ----------
accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending as provided in paragraph 5 hereof (the "Employment Period").

     2.   Position and Duties.
          -------------------

     (a) The Company hereby engages Executive as the Chief Executive Officer of the Company. During the Employment Period, Executive shall render services to the Company and its Affiliates (as defined below) as the Company's board of directors (the "Board") may from time to time direct. The Board shall assign Executive to a position or office commensurate with his experience and prior positions and having such authority and duties as the Board may prescribe.

     (b) During the Employment Period, Executive shall report to the Board and shall devote his best efforts and his full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company and its Affiliates. Executive shall perform his duties, responsibilities and functions to the Company and its Affiliates hereunder to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner.

     3.   Compensation and Benefits.
          -------------------------

     (a) During the Employment Period, Executive's base salary shall be $250,000.00 per annum or such other rate as the Board may determine from time to
-----------
time (as adjusted from time to time, the "Base Salary"), which salary shall be payable by the Company in regular installments in accordance with the Company's general payroll practices. In addition, during the Employment Period, Executive shall be entitled to participate in all of the Company's employee welfare benefit programs for which senior executive employees of the Company and its Affiliates are generally eligible, and Executive shall be entitled to four weeks of paid vacation each year, which if not taken during any year may not be carried forward to any subsequent year.

      (b) In addition to the Base Salary, the Board may, in its sole discretion, award a bonus to Executive following the end of each fiscal year during the Employment Period based upon Executive's performance and the Company's operating results during such year.

      (c) Executive shall be entitled to payment of up to $750.00 per month to reimburse Executive for use of an automobile.

      (d) Executive shall be entitled to such fringe benefits and perquisites as are generally made available to executive officers of the Company, and such other fringe benefits as may be approved by the Board for executive officers of the Company during the term hereof.

      (e) During the Employment Period, the Company shall reimburse Executive for all reasonable expenses incurred by him in the course of performing his duties and responsibilities under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses.

      (f) All amounts payable to Executive as compensation hereunder shall be subject to all required withholding by the Company.

      4.  Board Membership.  Following the consummation of the closing of the
          ----------------
Company's purchase of the stock and assets of Orange County Professional Services, Inc. and its related affiliates, with respect to all regular elections of directors during the Employment Period, the Company shall nominate, and use its reasonable efforts to cause the election of, Executive to serve as a member of the Board. Upon the termination or expiration of the Employment Period, Executive shall resign as a director of the Company and its Affiliates, as the case may be.

      5.  Term.
          ----

      (a) Subject to prior termination of this Agreement as hereinafter provided, the Employment Period shall end on May 30, 2003 and shall automatically be renewed on the same terms and conditions set forth herein as modified from time to time by the parties hereto for additional one-year periods beginning on June 1, 2003, unless the Company or Executive gives the other party written notice of the election not to renew the Employment Period at least 60 days prior to any such renewal date; provided that (i) the Employment Period shall terminate prior to such date immediately upon Executive's resignation, death or inability to perform the essential duties, responsibilities and functions of Executive's position with the Company and its Affiliates as a result of any mental or physical disability or incapacity even with reasonable accommodations of such disability or incapacity provided by the Company and its Affiliates or if providing such accommodations would be unreasonable (as determined by the Board in its good faith judgment) and (ii) the Employment Period may be terminated by the Company at any time prior to such date for Cause (as defined below) or without Cause. Except as otherwise provided herein, any termination of the Employment Period by the Company shall be effective as specified in a written notice from the Company to Executive.

      (b) If the Employment Period is terminated by the Company without Cause or Executive Resigned for Good Reason (as defined below), Executive shall be entitled to continue to receive his Base Salary payable in regular installments for 180 after the date of termination or resignation (the "Severance Period"), if and only if Executive has executed and delivered to the Company the General Release substantially in form and substance as set forth in Exhibit A attached hereto and only so long as Executive has not
                ---------
breached the provisions of paragraphs 6, 7 and 8 hereof, and Executive shall not be entitled to any other salary, compensation or benefits after termination of the Employment Period.

      (c) If the Employment Period is terminated by the Company for Cause or is terminated pursuant to clause (a)(i) above, Executive shall only be entitled to receive his Base Salary through the date of termination and shall not be entitled to any other salary, compensation or benefits from the Company or its Affiliates thereafter.

      (d) Except as otherwise expressly provided herein, all of Executive's rights to salary, bonuses, fringe benefits and other compensation hereunder which accrue or become payable after the termination or expiration of the Employment Period shall cease upon such termination or expiration, other than those expressly required under applicable law (such as COBRA). The Company may offset any amounts Executive owes it or its Affiliates against any amounts it or its Affiliates owes Executive hereunder.

      (e) For purposes of this Agreement, "Cause" shall mean (i) commission of a felony or other crime involving moral turpitude or the commission of any other act or omission involving dishonesty, disloyalty or fraud with respect to the Company or any of its Affiliates or any of their customers, (ii) reporting to work under the influence of alcohol or illegal drugs, the use of illegal drugs (whether or not at the workplace) or other repeated conduct causing the Company or any of its Affiliates substantial public disgrace or disrepute or economic harm, (iii) substantial and repeated failure to perform duties as reasonably directed by the Board, (iv) gross negligence or willful misconduct with respect to the Company or any of its Affiliates or (v) any material breach of this Agreement.

      (f) For purposes of this Agreement, Executive shall be deemed to have "Resigned for Good Reason" if the Executive shall have resigned from all of his positions as employee, officer, director of the Company and its Affiliates within 60 days after the occurrence of any of the following events:

          (i) If the Executive is an officer of the Company, the Executive is removed from that post except for the purposes of assuming another post in the Company, which other post the Executive accepts.

          (ii) The imposition on the Executive of a requirement to relocate the site of his employment by the Company to a place more than 100 miles from the site of his present employment.

          (iii) A reduction in the Executive's base salary from the Company, which reduction continues after the Executive has protested in writing to the Board, referring to this Agreement.

      6.  Confidential Information.  Executive acknowledges that the
          ------------------------
information, observations and data (including trade secrets) obtained by him while employed by the Company and its Affiliates concerning the business or affairs of the Company and any of its Affiliates

("Confidential Information") are the property of the Company or such Affiliate. Therefore, Executive agrees that he shall not disclose to any unauthorized person or use for his own purposes any Confidential Information without the prior written consent of the Board, unless and to the extent that the Confidential Information becomes generally known to and available for use by the public other than as a result of Executive's acts or omissions. Executive shall deliver to the Company at the termination or expiration of the Employment Period, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) embodying or relating to the Confidential Information, Work Product (as defined below) or the business of the Company and its Affiliates which he may then possess or have under his control.

      7.  Inventions and Patents.  Executive acknowledges that all inventions,
          ----------------------
innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) which relate to the Company's or any of its Affiliates' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Executive while employed by the Company and its Affiliates ("Work Product") belong to the Company or such Affiliate. Executive shall promptly disclose such Work Product to the Board and, at the Company's expense, perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments). If applicable, this Agreement does not apply to inventions which qualify fully for protection under Section 2870 of the California Labor Code (which, if applicable, could apply to ideas or inventions for which no equipment, supplies, facility or trade secret information of the Company or its Affiliates were used and which were developed entirely on Executive's own time, and (i) which do not relate at the time of conception or reduction to practice of the invention (A) to the actual business of the Company or its Affiliates, or (B) to the Company or its Affiliates actual or demonstratably anticipated research or development or (ii) which do not result from any work performed by Executive for the Company or its Affiliates. Notwithstanding the foregoing, Executive shall disclose in confidence to the Company any invention in order to permit the Company to make a determination as to compliance by Executive with the terms and conditions of this Agreement.

      8.  Exclusive Services, Non-Solicitation.
          ------------------------------------

      (a) In further consideration of the compensation to be paid to Executive hereunder, Executive acknowledges that in the course of his employment with the Company and its Affiliates he shall become familiar with the Company's trade secrets and with other Confidential Information concerning the Company and its Affiliates and that his services shall be of special, unique and extraordinary value to the Company and its Affiliates. Therefore, Executive agrees that, during the Employment Period and during such time as Executive may render consulting services pursuant to paragraph 9, he shall not directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Company or its Affiliates, as such businesses exist or are in process during the Employment Period on the date of the termination or expiration of the Employment Period. Nothing herein shall prohibit Executive from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation.

      (b) During the Employment Period (and during such time as Executive may render consulting services pursuant to paragraph 9) and for two years thereafter, Executive shall not directly or indirectly through another person or entity (i) induce or attempt to induce any employee of the Company or any Affiliate to leave the employ of the Company or such Affiliate, or in any way interfere with the relationship between the Company or any Affiliate and any employee thereof, (ii) hire any person who was an employee of the Company or any Affiliate at any time during the Employment Period or two years thereafter or
(iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any Affiliate to cease doing business with the Company or such Affiliate, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any Affiliate (including, without limitation, making any negative or disparaging statements or communications regarding the Company or its Affiliates).

      9.  Option to Hire Executive as Consultant.  Upon the expiration or
          --------------------------------------
termination of Executive's employment under this Agreement, the Company shall have the option to engage Executive as a consultant on a yearly basis for up to three consecutive years. As a consultant, Executive's duties shall include those matters reasonably requested by the Board but which will not interfere (as to time required) with the opportunity to maintain other employment consistent with this paragraph 9. For each year that Executive provides consulting services to the Company and its Affiliates pursuant to the option of the Company contained in this paragraph 9, the Company shall pay Executive the sum of Thirty Thousand Dollars ($30,000), payable in twelve (12) installments which are to be paid at the end of each month. The parties expressly agree that when Executive is performing consulting services for the Company and its Affiliates, Executive is acting as an independent contractor. Therefore, Executive shall be solely liable for Social Security and income taxes which result from Executive's compensation as a consultant. In addition, Executive shall not be entitled to any other benefits including, without limitation, such group medical, life and disability insurance and other benefits as may be provided to employees of the Company or its Affiliates.

      10. Enforcement.  If, at the time of enforcement of paragraph 6, 7 or 8 of
          -----------
this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area.
Because Executive's services are unique and because Executive has access to Confidential Information and Work Product, the parties hereto agree that money damages would not be an adequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of this Agreement, the Company or its successors or assigns, in addition to other rights and remedies existing in their favor, shall be entitled to specific performance and/or injunctive or other equitable relief from a court of competent jurisdiction in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security). Executive acknowledges that the restrictions contained in paragraph 8 are reasonable and that he has had an opportunity to review the provisions of this Agreement with his legal counsel.

      11. Executive's Representations.  Executive hereby represents and warrants
          ---------------------------
to the Company that (i) the execution, delivery and performance of this Agreement by Executive do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound, (ii)

Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity, except for that certain Separation and Release Agreement between Executive and the Company, and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms. Executive hereby acknowledges and represents that he has had an opportunity to consult with independent legal counsel regarding his rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein.

      12. Survival.  Paragraphs 5 through 21 shall survive and continue in full
          --------
force in accordance with their terms notwithstanding the expiration or termination of the Employment Period.

      13. Notices.  Any notice provided for in this Agreement shall be in
          -------
writing and shall be either personally delivered, sent by reputable overnight courier service or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:

      Notices to Executive:

      Manuel Occiano
      5400 Orange Avenue
      Cypress, CA  90630

      Notices to the Company:

      Cypress Financial Services, Inc.
      5400 Orange Avenue
      Cypress, CA  90630
      attn: Chief Financial Officer

      With a copy to:

      FBR Financial Fund II, L.P.
      c/o Friedman, Billings, Ramsey Investment Management, Inc.
      Potomac Tower
      1001 Nineteenth Street North
      Arlington, VA 22209
      attn: George L. McCabe, Jr.

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered, sent or mailed.

      14. Severability.  Whenever possible, each provision of this Agreement
          ------------
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any action in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

      15. Complete Agreement.  This Agreement embodies the complete agreement
          ------------------
and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

      16. No Strict Construction.  The language used in this Agreement shall be
          ----------------------
deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

      17. Counterparts.  This Agreement may be executed in separate
          ------------
counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

      18. Successors and Assigns.  This Agreement is intended to bind and inure
          ----------------------
to the benefit of and be enforceable by Executive, the Company and their respective heirs, successors and assigns, except that Executive may not assign his rights or delegate his duties or obligations hereunder without the prior written consent of the Company.

      19. Choice of Law.  All issues and questions concerning the construction,
          -------------
validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of California, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

      20. Amendment and Waiver.  The provisions of this Agreement may be amended
          --------------------
or waived only with the prior written consent of the Company (as approved by the Board) and Executive, and no course of conduct or course of dealing or failure or delay by any party hereto in enforcing or exercising any of the provisions of this Agreement (including, without limitation, the Company's right to terminate the Employment Period for Cause) shall affect the validity, binding effect or enforceability of this Agreement or be deemed to be an implied waiver of any provision of this Agreement.

      21. Arbitration.  Except with respect to disputes or claims under
          -----------
paragraphs 6, 7 and 8 hereof (which may be pursued in any court of competent jurisdiction as specified below and with respect to which each party shall bear the cost of its own attorney's fees and expenses except as otherwise required by applicable law), each party hereto agrees that the arbitration procedure set forth in Exhibit B hereto shall be the sole and exclusive method for resolving any claim or dispute ("Claim") arising out of or relating to the rights and obligations acknowledged and agreed to in this Agreement and the employment of Executive by the Company and its Affiliates (including, without limitation, disputes and claims regarding employment discrimination, sexual harassment, termination and discharge), whether such Claim arose or the facts on which such Claim is based occurred prior to or after the execution and delivery of adoption of this

Agreement. The parties agree that the result of any arbitration hereunder shall be final, conclusive and binding on all of the parties. Nothing in this paragraph shall prohibit a party hereto from instituting litigation to enforce any "Final Determination" (as defined in Exhibit B hereto). Each party hereto hereby irrevocably submits to the jurisdiction of any United States District Court or California state court of competent jurisdiction sitting in Orange County, California, and agrees that such court shall be the exclusive forum with respect to disputes and claims under paragraphs 6, 7 and 8 and for the enforcement of any Final Determination. Each party hereto irrevocably consents to service of process by registered mail or personal service and waives any objection on the grounds of personal jurisdiction, venue or inconvenience of the forum. Each party hereto further agrees that each other party hereto may initiate litigation in any court of competent jurisdiction to execute any judicial judgment enforcing a Final Determination.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                              CYPRESS FINANCIAL SERVICES, INC.



                              By:    ________________________________
                              Name:  ________________________________
                              Title: ________________________________




                              _______________________________________
                              MANUEL OCCIANO

                                   Exhibit A

                                GENERAL RELEASE
                                ---------------

     I, Manuel Occiano, in consideration of and subject to the performance by Cypress Financial Services, Inc., a Nevada corporation (together with its Affiliates, the "Company"), of its material obligations under the Employment Agreement, dated as of May 30, 2000 (the "Agreement"), do hereby release and forever discharge as of the date hereof the Company, its Affiliates and all present and former directors, officers, agents, representatives, employees, successors and assigns of the Company and its Affiliates and the Company's direct or indirect owners (collectively, the "Released Parties") to the extent provided below.

1. I understand that any payments or benefits paid or granted to me under paragraph 5(b) of the Agreement represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled. I understand and agree that I will not receive the payments and benefits specified in paragraph 5(b) of the Agreement unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter or breach this General Release.

2. Except as provided in paragraph 4 below, I knowingly and voluntarily release and forever discharge the Company and the other Released Parties from any and all claims, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys' fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date of this General Release) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, may have, which arise out of or are connected with my employment with, or my separation from, the Company (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Civil Rights Act of 1866, as amended; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys' fees incurred in these matters) (all of the foregoing collectively referred to herein as the "Claims").

3. I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by paragraph 2 above.

4. I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this General Release. I acknowledge and agree that my separation from employment with the Company in compliance with the terms of the Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967).

 5. In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreement. I further agree that in the event I should bring a Claim seeking damages against the Company, or in the event I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims. I further agree that I am not aware of any pending charge or complaint of the type described in paragraph 2 as of the execution of this General Release.

6. I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.

7. I agree that I will forfeit all amounts payable by the Company pursuant to the Agreement if I challenge the validity of this General Release. I also agree that if I violate this General Release by suing the Company or the other Released Parties, I will pay all costs and expenses of defending against the suit incurred by the Released Parties, including reasonable attorneys' fees, and return all payments received by me pursuant to the Agreement.

8. I agree that this General Release is confidential and agree not to disclose any information regarding the terms of this General Release, except to my immediate family and any tax, legal or other counsel I have consulted regarding the meaning or effect hereof or as required by law, and I will instruct each of the foregoing not to disclose the same to anyone.

9. Any non-disclosure provision in this General Release does not prohibit or restrict me (or my attorney) from responding to any inquiry about this General Release or its underlying facts and circumstances by the Securities and Exchange Commission (SEC), the National Association of Securities Dealers, Inc. (NASD), any other self-regulatory organization or governmental entity.

10. I agree to reasonably cooperate with the Company in any internal investigation or administrative, regulatory, or judicial proceeding. I understand and agree that my cooperation may include, but not be limited to, making myself available to the Company upon reasonable notice for interviews and factual investigations; appearing at the Company's request to give testimony without requiring service of a subpoena or other legal process; volunteering to the Company pertinent information; and turning over to the Company all relevant documents which are or may come into my possession all at times and on schedules that are reasonably consistent with my other permitted activities and commitments. I understand that in the event the Company asks for my cooperation in accordance with this provision, the Company will reimburse me solely for reasonable travel expenses, including lodging and meals, upon my submission of receipts.

11. Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect any rights or claims arising out of any breach by the Company or by any Released Party of the Agreement.

12. Whenever possible, each provision of this General Release shall be interpreted in, such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:

1.   I HAVE READ IT CAREFULLY;

2. I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;

3.   I VOLUNTARILY CONSENT TO EVERYTHING IN IT;

4. I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;

5. I HAVE HAD AT LEAST 21 DAYS FROM THE DATE OF MY RECEIPT OF THIS RELEASE SUBSTANTIALLY IN ITS FINAL FORM ON _______________ __, _____ TO CONSIDER IT AND THE CHANGES MADE SINCE THE _______________ __, _____ VERSION OF THIS RELEASE ARE NOT MATERIAL AND WILL NOT RESTART THE REQUIRED 21-DAY PERIOD;

6. THE CHANGES TO THE AGREEMENT SINCE _______________ ___, _____ EITHER ARE NOT MATERIAL OR WERE MADE AT MY REQUEST.

7. I UNDERSTAND THAT I HAVE SEVEN DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED;

8. I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND

9. I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

DATE: ___________ __, ______

______________________________
Manuel Occiano

                                   Exhibit B
                                   ---------

                             ARBITRATION PROCEDURE
                             ---------------------

     1.   Notice of Claim. A party asserting a Claim (the "Claimant") shall
          ---------------
deliver written notice to each party against whom the Claim is asserted (collectively, the "Opposing Party"), with a copy to the persons required to receive copies of notices under the Agreement (the "Additional Notice Parties"), specifying the nature of the Claim and requesting a meeting to resolve same. The Additional Notice Parties shall be given reasonable notice of and invited and permitted to attend any such meeting. If no resolution is reached within 10 business days after delivery of such notice, the Claimant or the Opposing Party may, within 45 days after giving such notice, invoke the arbitration procedure provided herein by delivering to each Opposing Party and the Additional Notice Parties a Notice of Arbitration, which shall specify the Claim as to which arbitration is sought, the nature of the Claim, the basis for the Claim, and the nature and amount of any damages or other compensation or relief sought (a "Notice of Arbitration"). Each party agrees that no punitive damages may be sought or recovered in any arbitration, judicial proceeding or otherwise. Failure to file a Notice of Arbitration within 45 days shall constitute a waiver of any right to relief for the matters asserted in the notice of claim. Any Claim shall be forever barred, and no relief may be sought therefor, if written notice of such Claim is not made as provided above within one year of the date such claim accrues.

     2.   Selection of Arbitrator.  Within 20 business days after receipt of the
          -----------------------
Notice of Arbitration, the Executive and the Board shall meet and attempt to agree on an arbitrator to hear and decide the Claim. If the Executive and the Board cannot agree on an arbitrator within ten business days, then they shall request the American Arbitration Association (the "AAA") in Orange County, California to appoint an arbitrator experienced in the area of dispute who does not have an ongoing business relationship with any of the parties to the dispute. If the arbitrator selected informs the parties he cannot hear and resolve the Claim within the time-frame specified below, the Executive and the Board shall request the appointment of another arbitrator by the AAA subject to the same requirements.

     3.   Arbitration Procedure. The following procedures shall govern the
          ---------------------
conduct of any arbitration under this section. All procedural matters relating to the conduct of the arbitration other than those specified below shall be discussed among counsel for the parties and the arbitrator. Subject to any agreement of the parties, the arbitrator shall determine all procedural matters not specified herein.

     (a) Within 30 days after the delivery of a Notice of Arbitration, each party shall afford the other, or its counsel, with reasonable access to documents relating directly to the issues raised in the Notice of Arbitration. All documents produced and all copies thereof shall be maintained as strictly confidential, shall be used for no purpose other than the arbitration hereunder, and shall be returned to the producing party upon completion of the arbitration. There shall be no other discovery except that, if a reasonable need is shown, limited depositions may be allowed in the discretion of the arbitrator, it being the expressed intention and agreement of each party to have the arbitration proceedings conducted and resolved as expeditiously, economically and fairly as reasonably practicable, and with the maximum degree of confidentiality.

     (b) All written communications regarding the proceeding sent to the arbitrator shall be sent simultaneously to each party or its counsel, with a copy to the Additional Notice Parties. Oral communications between any of the parties or their counsel and the arbitrator shall be conducted only when all parties or their counsel are present and participating in the conversation.

     (c) Within 20 days after selection of the arbitrator, the Claimant shall submit to the arbitrator a copy of the Notice of Arbitration, along with a supporting memorandum and any exhibits or other documents supporting the Claim.

     (d) Within 20 days after receipt of the Claimant's submission, the Opposing Party shall submit to the arbitrator a memorandum supporting its position and any exhibits or other supporting documents. If the Opposing Party fails to respond to any of the issues raised by the Claimant within 20 days of receipt of the Claimant's submission, then the arbitrator may find for the Claimant on any such issue and bar any subsequent consideration of the matter.

     (e) Within 20 days after receipt of the Opposing Party's response, the Claimant may submit to the arbitrator a reply to the Opposing Party's response, or notification that no reply is forthcoming.

     (f) Within 10 days after the last submission as provided above, the arbitrator shall notify the parties and the Additional Notice Parties of the date of the hearing on the issues raised by the Claim. Scheduling of the hearing shall be within the sole discretion of the arbitrator, but in no event more than 30 days after the last submission by the parties, and shall take place within 50 miles of the corporate headquarters of the Company at a place selected by the arbitrator or such other place as is mutually agreed. Both parties shall be granted substantially equal time to present evidence at the hearing. The hearing shall not exceed one business day, except for good cause shown.

     (g) Within 30 days after the conclusion of the hearing, the arbitrator shall issue a written decision to be delivered to both parties and the Additional Notice Parties (the "Final Determination"). The Final Determination shall address each issue disputed by the parties, state the arbitrator's findings and reasons therefor, and state the nature and amount of any damages, compensation or other relief awarded.

     (h) The award rendered by the arbitrator shall be final and non-appealable, except as otherwise provided under applicable law, and judgment may be entered upon it in accordance with applicable law in such court as has jurisdiction thereof.

     4.   Costs of Arbitration. As part of the Final Determination, the
          --------------------
arbitrator shall determine the allocation of the costs and expenses of the arbitration, including the arbitrator's fee and both parties' attorneys' fees and expenses, based upon the extent to which each party prevailed in the arbitration. In the event that any relief which is awarded is non-monetary, then such costs and expenses shall be allocated in any manner as may be determined by the arbitrators.

     5.   Confidentiality of Proceedings. The parties hereto agree that all of
          ------------------------------
the arbitration proceedings provided for herein, including any notice of claim, the Notice of Arbitration, the submissions of the parties, and the Final Determination issued by the arbitrator, shall be confidential and shall not be disclosed at any time to any person other than the parties, their representatives, the arbitrator and the Additional Notice Parties; provided, however, that this provision shall not prevent the party prevailing in the arbitration from submitting the Final Determination to a court for the purpose of enforcing the award, subject to comparable confidentiality protections if the court agrees; and further provided that the foregoing shall not prohibit disclosure to the minimum extent reasonably necessary to comply with (i) applicable law (or requirement having the force of law), court order, judgment or decree, including, without limitation, disclosures which may be required pursuant to applicable securities laws, and (ii) the terms of contractual arrangements (such as financing arrangements) to which the Company or any Additional Notice Party may be subject so long as such contractual arrangements were not entered into for the primary purpose of permitting disclosure which would otherwise be prohibited hereunder.